Exhibit 99.1

NYSE American – UEC

Uranium Energy Announces Succession of Chief Financial Officer

Corpus Christi, TX, August 9, 2024 - Uranium Energy Corp (NYSE American: “UEC” or the “Company”) announced today that Josephine Man has joined the Company and will be succeeding Pat Obara as Treasurer and Chief Financial Officer, effective October 1, 2024.

Mr. Obara, who joined the Company in 2006, will be stepping down from his current role as Chief Financial Officer on October 1, 2024 after the filing of the Company’s Annual Report on Form 10-K for the current fiscal year and will continue with the Company as Senior Vice-President, Administration.

Amir Adnani, Chief Executive Officer and President, stated: “On behalf of the board of directors and the entire Uranium Energy team, I would like to thank Pat for his leadership that has helped build Uranium Energy to where it is today. Throughout, he has demonstrated a level of steadfast dedication to the Company and its shareholders. Joining the Company shortly after its inception, Pat has had a tremendous impact on the Company, with his tireless work and financial stewardship leaving an enduring legacy that is embedded in our corporate identity. It has been nothing but an honor to work with Pat over the last 18 years and I look forward to continuing to work with him in his new role”

Mr. Adnani continued: “We look forward to working with Josephine as she transitions into her role at the Company. Her strong financial background and experience will be invaluable as we seek to ramp up our operations and move into commercial production.”

Mr. Obara stated: “I am proud of Uranium Energy’s accomplishments and am looking forward to continuing in my new role at the end of this transition, including working with Josephine and the entire Uranium Energy team as it prepares to restart production at Christensen Ranch.”

Ms. Man brings a wealth of experience in financial reporting, corporate finance, mergers and acquisitions, and risk management. Ms. Man serves as CFO of Uranium Royalty Corp. (NASDAQ: UROY, TSX: URC), where she is responsible for leading all finance functions and risk management. Previously, between 2020 and 2022, she was CFO of Gold Royalty Corp. (NYSE American: GROY), a precious metals-focused royalty and streaming company, where she was central to its initial public offering and the acquisition of three Canadian listed companies, amongst other achievements. Ms. Man has over 28 years of experience as a finance professional and was previously a partner with Ernst & Young LLP.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly ISR uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms located in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of North American warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company’s operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

X (formerly known as Twitter): @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.